UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 1, 2026

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive

Tampa, Florida 33619

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To mitigate risk from hurricanes, tornados, severe thunderstorms and other catastrophes, our two insurance subsidiaries, Homeowners Choice Property & Casualty Insurance Company, Inc. (“Homeowners Choice”) and TypTap Insurance Company (“TypTap”), and the two reciprocal insurers sponsored by HCI, Condo Owners Reciprocal Exchange (“CORE”) and Tailrow Insurance Exchange (“Tailrow”), secured comprehensive reinsurance programs for June 1, 2026 through May 31, 2027 (“2026-2027 treaty year”).

Management assessed the reinsurance needs for each insurance company by region and peril for the 2026-2027 treaty year and accordingly, HCI secured three reinsurance towers for the four insurance companies. Reinsurance Tower 1 covers Homeowners Choice policies issued throughout the company’s primary Florida operating footprint, largely concentrated across the central and southern regions of the state. Reinsurance Tower 2 is shared between Homeowners Choice and TypTap and covers all TypTap policies, whether issued in Florida or outside of Florida, as well as Homeowners Choice policies issued outside of Florida. Reinsurance Tower 3 is shared between Homeowners Choice, Tailrow, and CORE, and covers Homeowners Choice policies issued throughout the remaining northern Florida region not included within Tower 1, as well as all Tailrow and CORE policies. Claddaugh Casualty Insurance Company Ltd (“Claddaugh”), our Class 3A Bermuda reinsurer, selectively participates across all three reinsurance towers, and Fortex Reinsurance SPC, Ltd. (“Fortex Re”), our Class B(iii) Cayman Islands reinsurer, selectively participates on Reinsurance Towers 1 and 3. All three reinsurance towers are fully placed and satisfy HCI’s reinsurance needs for the 2026-2027 treaty year.

Across the four insurance companies, HCI entered into various reinsurance contracts with multiple private reinsurance companies and with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund.

The private reinsurance companies include, but are not limited to, Arch Reinsurance Ltd., Chubb Tempest Reinsurance Ltd., Endurance Specialty Insurance Ltd., Markel Bermuda Limited, Renaissance Reinsurance Ltd. and its affiliates, Swiss Reinsurance America Corporation, Transatlantic Reinsurance Company, various Lloyd’s syndicates, and our reinsurance subsidiaries, Claddaugh and Fortex Re. All private reinsurers are AM Best rated ‘A-’ (Excellent) or better, or have fully collateralized their obligations to us.

The reinsurance contracts provide various coverages, limits, and retentions. The private reinsurance contracts cover, in general, hurricanes, tropical storms, tornados, hailstorms, wildfires and other large events. The Florida Hurricane Catastrophe Fund agreement covers only storms designated as hurricanes by the National Hurricane Center.

Reinsurance Tower 1 - Covering Homeowners Choice Policies Across the Central and Southern Regions of Florida

Reinsurance Tower 1 for the 2026-2027 treaty year provides coverage up to $1.06 billion for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $1.96 billion. Reinsurance Tower 1’s retention is $10.0 million for both first and second event.

Coverage provided by the Florida Hurricane Catastrophe Fund component of the program is estimated to be 45% of $841.6 million. Premiums for this component of the program are approximately $30.0 million.

Premiums for the private reinsurance component of the program, including coverage provided by Claddaugh and Fortex Re, are approximately $204.7 million.

Reinsurance Tower 1 provides full reinstatement premium protection (“RPP”) coverage for excess of loss treaties containing paid reinstatement provisions.

Reinsurance Tower 2 - Covering All TypTap Policies, Whether in Florida or Outside of Florida, and All Homeowners Choice Policies Outside of Florida

Reinsurance Tower 2 for the 2026-2027 treaty year provides coverage up to $830.3 million for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The reinsurance program provides coverage up to $605.0 million for catastrophic losses from a single event outside of Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $1.45 billion. Reinsurance Tower 2’s retention is $10.0 million for both first and second event.

Coverage provided by the Florida Hurricane Catastrophe Fund component of the program is estimated to be 45% of $575.4 million. Premiums for this component of the program are approximately $20.5 million.

Premiums for the private reinsurance component of the program, including coverage provided by Claddaugh, are approximately $156.4 million.

Reinsurance Tower 2 provides full reinstatement premium protection (“RPP”) coverage for excess of loss treaties containing paid reinstatement provisions.

Reinsurance Tower 3 - Covering All Tailrow and CORE Policies in Florida, and Homeowners Choice Policies Across the Remaining Northern Region of Florida

Reinsurance Tower 3 for the 2026-2027 treaty year provides coverage up to $431.5 million for catastrophic losses from a single event in Florida, which is sufficient according to catastrophe models approved by the Florida Office of Insurance Regulation. The total coverage for all occurrences is $649.7 million. Reinsurance Tower 3’s retention is $2.8 million for both first and second event.

Coverage provided by the Florida Hurricane Catastrophe Fund component of the program is estimated to be 45% of $214.4 million for Tailrow and CORE combined. Premiums for this component of the program are approximately $7.6 million for Tailrow and CORE combined.

Premiums for the private reinsurance component of the program, including coverage provided by Claddaugh and Fortex Re, are approximately $75.6 million.

Reinsurance Tower 3 provides full reinstatement premium protection (“RPP”) coverage for excess of loss treaties containing paid reinstatement provisions.

Claddaugh and Fortex Re

Where we think prudent, particularly where, in our view, premium rates are high relative to the underlying risk, we selectively retain risk, whereby, Claddaugh and/or Fortex Re participate on HCI’s reinsurance towers. For the 2026-2027 treaty year, Claddaugh participates across multiple reinsurance layers through its collective participation across all three reinsurance towers, and Fortex Re participates across multiple reinsurance layers through its collective participation on Reinsurance Towers 1 and 3. Claddaugh and Fortex Re have fully collateralized all obligations associated with their participations for the benefit of the four insurance companies. The collateralization is funded through a combination of ceded premiums associated with their participations and capital contributions from HCI. Claddaugh’s and Fortex Re’s participations on the reinsurance towers remain subject to approval by the Florida Office of Insurance Regulation. In accordance with Generally Accepted Accounting Principles (GAAP), Claddaugh and Fortex Re’s estimated maximum retained loss on a combined basis is approximately $139.8 million for the first event and $52.3 million for the second event.

HCI Group, Inc.

In total, for the three reinsurance towers, HCI Group expects to incur net consolidated reinsurance premiums ceded to third parties, excluding Claddaugh and Fortex Re, of approximately $381.2 million from June 1, 2026 through May 31, 2027. HCI may explore additional risk transfer instruments in the future to further enhance its overall reinsurance protection for the 2026-2027 treaty year which, if acted upon, would impact these numbers. Our reinsurance premiums are an estimate based on exposure projections and subject to true up at September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCI Group, Inc.

June 1, 2026	By:	/s/ James Mark Harmsworth
James Mark Harmsworth Chief Financial Officer